Joint Filer Information


NAME: Highbridge International LLC
----

ADDRESS: c/o Harmonic Fund Services
         The Cayman Corporate Centre, 4th Floor
         27 Hospital Road
         George Town, Grand Cayman
         Cayman Islands, British West Indies

DESIGNATED FILER: Highbridge Capital Management, LLC
----------------

ISSUER: Ambassadors International, Inc.
------

DATE OF EVENT REQUIRING STATEMENT: May 26, 2010
---------------------------------

SIGNATURE:  HIGHBRIDGE INTERNATIONAL LLC
---------

            By: Highbridge Capital Management, LLC
             its Trading Manager

            By: /s/ John Oliva
                -------------------------------
            Name: John Oliva
            Title: Managing Director

                             Joint Filer Information


NAME: Glenn Dubin

ADDRESS: c/o Highbridge Capital Management, LLC
         40 West 57th Street, 33rd Floor
         New York, New York 10019

DESIGNATED FILER: Highbridge Capital Management, LLC
----------------

ISSUER: Ambassadors International, Inc.
------

DATE OF EVENT REQUIRING STATEMENT:  May 26, 2010
---------------------------------

SIGNATURE:
              /s/ Glenn Dubin
              -------------------------------
              GLENN DUBIN